UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Victory Portfolios
(Name of Registrant as Specified In Its Charter)

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Shareholder Services

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

Re: Merge Fund Name

Dear Shareholder:

We have been trying contact you regarding a very important matter pertaining to your investment in the Munder Funds. This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at (800) 331-7487 extension 278 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday.  At the time of the call please reference the number listed below.

Thank you.

Sincerely,

/s/ Frederick M. Bonnell
Frederick M. Bonnell
Managing Director, Shareholder Services

REFERENCE NUMBER: 1234567

AST FUND SOLUTIONS	Global Resources
55 Challenger Road, 2nd Floor Ridgefield Park, NJ 07666• 1-800-217-0538	Local Service
Customized Solutions

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

MUNDER SERIES TRUST

480 Pierce Street, Birmingham, Michigan 48009

Dear Shareholder:

We need your help.  We recently sent to you proxy material regarding the upcoming shareholder meeting for Munder Funds.  Our records indicate that we have not received your proxy voting instructions for this Special Meeting of Shareholders scheduled for September 9, 2014.  Please take a moment now to cast your proxy vote so that your shares may be represented.  Another copy of your proxy ballot(s) has been enclosed.  Your vote is critical to the outcome of this Meeting.

Should you have any questions regarding the proposal, please call the toll-free number (800) 331-7487 extension 8979.  The voting options below have been set up for your convenience. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Please take a moment now to cast your vote using one of the options listed below:

Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed voting information form.

Vote via the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

Vote by Mail.  You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.  If convenient, please utilize one of the two prior voting options listed above so that your vote is certain to be counted at the Meeting on September 9th, 2014

OBO